Exhibit 10

AMENDMENT NO. 1

EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Employment Agreement (the “Amendment”) is made as of August 10, 2005 (the “Effective Date”) by and among YP Corp., a Nevada corporation (the “Company”), and John Raven (“Executive”).

Background

Company and Executive previously entered into that certain Employment Agreement dated September 21, 2004 (“Original Agreement”) pursuant to which Executive provided services to the Company as Chief Technology Officer.

The Company and Executive now desire to amend the Original Agreement to clarify and define certain of the provisions in the Original Agreement.

Agreement

In consideration of the mutual premises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Amendment agree as follows:

1. Except as expressly provided in this Amendment, the Original Agreement will remain unchanged and in full force and effect; provided, however, nothing contained in the Original Agreement will have the effect of preventing or limiting, in any way, the terms of this Amendment. Furthermore, if any conflict arises between the terms of this Amendment and the terms of the Original Agreement, this Amendment will govern as to the conflicting terms.

2. The second sentence of Section 4(a) of the Original Agreement is hereby amended to read as follows:

“The Annual Salary will be increased to $181,500 beginning July 1, 2005.”

               3.  Section 4(b) of the Original Agreement will be amended to add the following to the end:

“; provided, however, that notwithstanding the foregoing, Executive will receive an additional performance bonus of $30,000 and 25,000 shares of the Company’s Restricted Stock. All bonuses payable under this Section 4(b) will be subject to all applicable withholdings, including taxes.”

4. Amendment. This Amendment shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument, duly executed by both of the parties.

5. Binding Effect. This Amendment shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each party, its successors, endorsees and assigns.

6. Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provisions in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which cones as close as possible to that of the invalid, illegal or unenforceable provisions.

7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Arizona (without regard to principles of conflict of laws).

8. Construction. Each party hereto acknowledges that it was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Amendment and that such party and its counsel have reviewed and revised this Amendment, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment or any amendments hereto.

9. Entire Agreement. This Amendment is intended by the parties to be the complete and final expression of their agreement regarding the subject matter herein, and is specifically intended to be an integrated contract with respect to the matters affected herein. Each of the parties agrees that any prior negotiations, statements, representations or agreements which are inconsistent with any provision in this Amendment are merged in and superseded by this Amendment, and that such party has not relied on any representation or promise, oral or otherwise, which is not set forth in this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

YP Corp.

/s/ Peter Bergmann
By: Peter Bergmann
Its: President

JOHN RAVEN

/s/ John Raven

[SIGNATURE PAGE FOR AMENDMENT NO.1]